Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kennedy-Wilson Holdings, Inc.:

We consent to the use of our reports dated March 12, 2013, with respect to the consolidated financial statements of Kennedy-Wilson Holdings, Inc. and the related financial statement schedules as of December 31, 2012 and 2011, and for each of the years in the three-year period then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, and No. 333-184752) on Form S-3, the registration statement (No. 333-164928) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports appear in the December 31, 2012 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
March 12, 2013